Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Pieris Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share	457(h)	6,000,000(1)	$0.237(2)	$1,422,000	$0.00011020	$156.70

Equity	Common Stock, par value $0.001 per share	457(h)	750,000(3)	$0.237(2)	$177,750	$0.00011020	$19.59

Total Offering Amount					$1,599,750

Total Fee Offsets							—

Net Fee Due							$176.29

(1)

The number of shares of Common Stock, par value $0.001 per share (“Common Stock”), of Pieris Pharmaceuticals, Inc. (the “Registrant”) stated above consists of additional shares of Common Stock available for issuance under the Registrant’s 2020 Employee, Director and Consultant Equity Incentive Plan, as amended (the “2020 Plan”). The maximum number of shares which may be sold upon the exercise of options or issuance of stock-based awards granted under the 2020 Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2020 Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act on the basis of the average of the high and the low price of Registrant’s Common Stock as reported on the Nasdaq Stock Market on August 4, 2023.

(3)

The number of shares of Common Stock stated above consists of up to 750,000 shares of Common Stock available for issuable under the Registrant’s 2023 Employee Stock Purchase Plan (the “2023 Plan”). The maximum number of shares which may be sold under the 2023 Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2023 Plan. Accordingly, pursuant to Rule 416 under the Securities Act, this registration statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be issuable after the operation of any such anti-dilution and other provisions.